UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported): April 23, 2020 (April 22, 2020)

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-23314	13-3139732
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
  5401 Virginia Way, Brentwood, Tennessee 37027
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (615) 440-4000

Not Applicable
(Former name or former address, if changed since last report.)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [☐]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [☐]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.008 par value	TSCO	NASDAQ Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2020, Tractor Supply Company (the “Company”) entered into a Second Amendment to Credit Agreement (the “Second Amendment”), by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders, and Wells Fargo Bank, National Association, as Administrative Agent and Lender. The Second Amendment amended the Company's Credit Agreement dated as of February 19, 2016 by and among the Company, certain subsidiaries of the Company, certain lenders, Wells Fargo Bank, National Association as Administrative Agent, and Regions Bank as Syndication Agent, for the lenders, as amended from time to time (the "Senior Credit Facility") to, among other things, increase the option to increase the aggregate principal amount of Revolving Loan Commitments and Incremental Term Loans up to an amount not to exceed $650 million. Simultaneously with the Second Amendment, the Company entered into an Incremental Term Loan Agreement (the "Incremental Agreement"), by and among the Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender, pursuant to such increase in the loan commitments under the Senior Credit Facility, as amended by the Second Amendment. The Incremental Agreement evidences the extension of a term loan under the Senior Credit Facility in an amount equal to $350 million, which is in addition to the Senior Credit Facility's existing term loan and revolving credit facility.

The Incremental Agreement is unsecured and has a term expiring on April 21, 2021. Borrowings under the Incremental Agreement (i) will bear interest at a variable rate, (ii) do not require principal payments prior to the maturity date, (iii) may be prepaid at any time, and (iv) has other terms materially identical to the existing term loans under the Senior Credit Facility other than the 364 day maturity date and a LIBOR floor of 0.75%. Proceeds from the incremental $350 million term loan will be used for general business purposes.

Copies of the Second Amendment and the Incremental Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such documents, do not purport to be complete, and are qualified in their entirety by the complete texts of such agreements.

Item 2.02 Results of Operations and Financial Condition.

On April 23, 2020, the Company issued a press release reporting its results of operations for the first fiscal quarter ended March 28, 2020.

A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Second Amendment to Credit Agreement, dated April 22, 2020, by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.

10.2 Incremental Term Loan Agreement, dated as of April 22, 2020, by and among the Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.

99.1 Press Release of Tractor Supply Company dated April 23, 2020.

104 The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tractor Supply Company

April 23, 2020	By:	/s/ Kurt D. Barton

Name: Kurt D. Barton
Title: Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Second Amendment to Credit Agreement, dated April 22, 2020, by and among the Company, as Borrower, certain subsidiaries of the Company, certain lenders, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.

10.2
Incremental Term Loan Agreement, dated as of April 22, 2020, by and among the Company, as Borrower, certain subsidiaries of the Company, and Wells Fargo Bank, National Association, as Administrative Agent and Lender.

99.1	Press Release dated April 23, 2020